NEWS RELEASE

For release:  Immediate

Contact: Ted R. Sharp - (208) 697-1641

Commodore Applied Technologies, Inc. is Part of Winning Team

Company Reports New Contract for Support Services

RICHLAND, WA – January 8, 2008 – Commodore Applied Technologies, Inc. (OTCBB: CXIA) today announced that it is part of the S. M. Stoller Team (Stoller) that was awarded a $167 million 3-year  base contract, with a 2-year renewal option, by the Department of Energy (DOE) to provide technical support services to the Office of Legacy Management (LM). Stoller is the primary contractor and was the incumbent contractor in the bidding process. Discussions with Stoller in coming weeks and months will determine what portion of the contract will be allocated to Commodore.  Transition to the new contract began October 10, 2007 and the new contract begins on February 25, 2008.

Commodore is prepared to perform a range of technical and environmental services to support Stoller as it executes the contract to support LM’s primary mission of long-term stewardship of closed DOE sites that have been transferred from the Environmental Management branch of DOE to Legacy Management, and to ensure the future protection of human health and the environment. The Stoller Team currently manages more than 100 sites from 9 offices nationwide for DOE.

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CXIA Reports New Contract

January 8, 2008

CEO and Chairman of the Board, Shelby T. Brewer, expressed his pleasure with this successful award, “We are excited to be part of this winning team, and look forward to demonstrating our unique skills in a variety of areas and physical locations under this contract. We are confident that our many years of experience in technology development, environmental services, and data management will serve the Stoller Team, the Department of Energy and stakeholders very well. For several years we have been performing environmental monitoring and data management for the Department of Energy’s Oak Ridge, TN sites. The Legacy Management award affords Commodore the opportunity to apply this expertise and capability in a score of other Energy Department sites throughout the US.”

Commodore is prepared to provide a broad spectrum of technical support including technology scanning to identify more efficient and cost-effective environmental monitoring methods and beneficial reuse of closed sites. Commodore’s participation in Long Term Surveillance and Maintenance support may include improving engineering controls, institutional controls (administrative and physical), environmental monitoring, environmental compliance, quality assurance/control, and environmental management systems including environmental safety and health.

President and Chief Operating Officer, O. Mack Jones, added, “Our success in participating on this team is a direct result of our strategic direction to apply our demonstrated skills to economically monitor and improve our environment.”

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CXIA Reports New Contract

January 8, 2008

This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements.  Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include:  Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore’s ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects.  All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-QSB and its annual report on Form 10-KSB.